EXHIBIT 10.5
Date
Catherine M. Kilbane
Sr. Vice President, General Counsel
     and Secretary
American Greetings Corporation
One American Road
Cleveland, Ohio 44144

Re:	Election to Receive Director Compensation in Cash or Common Shares under the 1995 Director
Stock Plan (the “Stock Plan”);
Agreement for Deferred Compensation Benefits Under The American Greetings Corporation
Outside Directors’ Deferred Compensation Plan (the “Plan”)
Dear Cathy:
This will serve as my instructions on the form of payment of my director Compensation (as defined by the Plan), and if I elect to defer any portion of my Compensation, as my Agreement with respect to the Plan.
1.	Cash or Stock (Check one of Options A., B., or C.)
A.	Cash.
___I elect that all of my Compensation shall be paid in cash, paid on a quarterly basis.
          OR
B.	Stock in lieu of Cash.
___In lieu of cash, I elect that all of my Compensation shall be in the form of American Greetings Class A or Class B Common Shares issued under the Stock Plan as follows, issued on a quarterly basis. Fractional shares will be paid in cash.

___in American Greetings Class B Common Shares;
Choose
Only One	OR

___in American Greetings Class A Common Shares.

C.	Part Cash, Part Stock.
___I elect that my Compensation be paid partly in cash and partly in American Greetings Class A OR Class B Common Shares issued under the Stock Plan as follows:

Total	___% in cash;
Should
Equal	AND
100%
___% in American Greetings Class A Common
Shares in lieu of cash. Fractional shares will
be paid in cash;

	OR	Choose One Only

___% in American Greetings Class B Common
Shares in lieu of cash. Fractional shares will
be paid in cash.
2.	Election to Defer (Check one of Option A. or B. If you elect Option A, do not complete Parts 3 and 4, simply sign and return)
A.	___I elect not to defer any portion of my Compensation. I elect to receive all Compensation currently in cash or stock as indicated in Part 1 above.
B.	___I elect to defer that portion of my Compensation into the Plan, as set forth below:
(a)	Cash Compensation:
___% of the cash compensation designated in paragraphs 1(A) or 1(C) above.

___% of such cash to be paid currently and not deferred.
(b)	Stock Compensation:
___% of the stock compensation designated in paragraphs 1(B) or 1(C) above.

___% of such stock compensation to be issued currently and not deferred.

3.	Deferral Period. (Check only one of the options 3.(a), (b) or (c) if you elected to defer any portion of your Compensation into the Plan under Part 2 above)
     Defer receipt of Compensation until:**
(a)	___the date that is three (3) years from the last day of the calendar year in which the payment was deferred.
(b)	___the date that is five (5) years from the last day of the calendar year in which the payment was deferred.

(c)	___the date that I separate from service (as defined by the Plan and regulations under IRS Code Section 409(A).
** Note: in the event that you separate from service with American Greetings Corporation on account of your disability or death, your benefit payment may be made earlier than the distribution date chosen by you in 3(a), (b) or (c).
4.	Form of Benefit Payment. (Check only one of the options 4.(a), (b) or (c) if you elected to defer any portion of your compensation into the Plan under Part 2 above)
     Pay my Deferred Compensation Benefit in:
(a)	___one (1) lump sum payment.

(b)	___five (5) equal installments, payable over a period of five (5) years.

(c)	___ten (10) equal installments, payable over a period of ten (10) years.

I understand that, by signing this election form, my election as to the form of Compensation and as to whether to defer Compensation is irrevocable for the calendar year to which it applies, any change in my elections will be on a prospective basis only, and such change must be filed with American Greetings Corporation prior to the beginning of the next calendar year. I further understand that with respect to my deferral election, if any, I may not change the time or form of my distribution election unless such change is made at least twelve (12) months prior to my initial distribution date and I will not thereafter be eligible for a distribution until at least five (5) years from the date of my initial distribution date.

Signature

Printed Name

Date

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